Exhibit 99.1

Kodak Makes Organizational Changes to Align with Restructuring Plan

CEO Perez Names Leadership for Kodak’s Three Businesses

Launches New Cost Reduction Program and Appoints Rebecca A. Roof of AlixPartners Interim Chief Financial Officer

ROCHESTER, N.Y., Sept. 10 – Antonio M. Perez, Chairman and Chief Executive Officer of Eastman Kodak Company today announced organizational changes and expanded cost structure reductions to reflect Kodak’s strategic focus on the Commercial, Packaging & Functional Printing Solutions and Enterprise Services business, and the sales processes of its Personalized Imaging and Document Imaging businesses.

“Kodak is becoming a more focused and competitively scaled company,” Perez said. “We recognize that we must significantly and expeditiously reduce our current cost structure, which is designed for a much larger, more diversified set of businesses. We are reorganizing our senior management team, an action that will help accelerate the creation of a sustainable cost structure for operating our business for the benefit of our customers and position our Personalized Imaging and Document Imaging businesses for successful sales.”

Kodak said that it is making progress in the complex operational restructuring necessary for the separation of its three businesses and the consolidation of its corporate structure. The company has reduced its workforce by approximately 2,700 employees worldwide since the beginning of 2012. Kodak expects to reduce its workforce by approximately an additional 1,000 employees by the end of 2012. The annualized savings generated by these headcount reductions, including compensation and benefits, is approximately $330 million. An analysis of further operational and workforce reductions is under way.

Under the new management structure:

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The Commercial, Packaging & Functional Printing Solutions and Enterprise Services business will primarily include the Digital Printing and Enterprise (DP&E) and Graphics, Entertainment and Commercial Films (GECF) units. DP&E President Douglas J. Edwards and GECF President Brad W. Kruchten will report directly to Perez.

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Philip J. Faraci, President, is leaving the company. Perez noted that as Chief Operating Officer, Faraci played an important role in helping transform the company. With Faraci’s assistance, the company has developed excellent operational leadership processes to take forward its remaining businesses.

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Chief Financial Officer Antoinette P. McCorvey has decided to leave the company. Rebecca A. Roof, a managing director of AlixPartners, the company’s restructuring advisory firm, will become Chief Financial Officer on an interim basis, reporting to Perez. Roof has served in similar capacities for other companies that have successfully emerged from Chapter 11 restructurings, and she has deep experience in scaling overhead costs, implementing cost reduction programs, managing liquidity and raising capital, and executing asset sales – all critical areas of focus for Kodak as the company concludes its restructuring.

•	Laura G. Quatela, Kodak President, will assume the additional role of President, Personalized Imaging, and lead that business through its sale process.

•	Dolores Kruchten will become President, Document Imaging, to lead that business through its sale process.

•	Quatela and Dolores Kruchten are expected to remain with Kodak until the sales of their respective businesses are completed in the first half of 2013.

Kodak Makes Organizational Changes to Align with Restructuring Plan / Page 2

The company will report three business segments: Digital Printing and Enterprise; Graphics, Entertainment and Commercial Films; and a new segment led by Laura Quatela that includes the two businesses for sale, Personalized Imaging and Document Imaging.

“This business structure puts the right people in the right positions to accomplish the key tasks that will help Kodak successfully emerge,” commented Perez.

“We wish Phil Faraci well. Kodak and I both owe Phil a debt of gratitude for his outstanding contribution as Kodak’s Chief Operating Officer. At this time, Phil and I have agreed that our management team must be scaled and aligned with the future size and structure of the business.”

“I also want to express my appreciation to Ann McCorvey for the substantial contributions she has made to Kodak. She is a skilled and dedicated senior executive, and as CFO, she played an important role in putting our company on the path to emergence.”

“Under this leadership structure, we are confident that we will move Kodak forward to conclude the Chapter 11 process and position the Kodak that emerges as a growing, sustainable, profitable company that continues to meet the needs of our customers.”

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data are based upon the Company's expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, and June 30, 2012, under the headings “Business,” “Risk Factors,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following:  the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; our ability to raise sufficient proceeds from the sale of non-core assets; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its Debtor-in-Possession Credit Agreement; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the potential adverse effects of the Chapter 11 proceedings on the Company's liquidity, results of operations, brand or business prospects; the monetization of our digital imaging patent portfolio; the outcome of our intellectual property patent litigation matters; the Company's ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its Debtor-in-Possession Credit Agreement and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to retain key executives, managers and employees; our ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

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2012